Exhibit 32.2

Certification of Co-CAOs Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of GAMCO Investors, Inc. (the "Company") for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kieran Caterina and Diane M. LaPointe, as Co-Chief Accounting Officers of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Kieran Caterina	By:	/s/ Diane M. LaPointe
Name:	Kieran Caterina	Name:	Diane M. LaPointe
Title:	SVP and Co-Chief Accounting Officer	Title:	SVP and Co-Chief Accounting Officer

Date:	March 15, 2016	Date:	March 15, 2016

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.